MINUTE OF AGREEMENT

                                     between

                            TECHDYNE (EUROPE) LIMITED

                                       and

                          SIMCLAR INTERNATIONAL LIMITED

                                      MINUTE of AGREEMENT

                                            between

                              TECHDYNE (EUROPE) LIMITED, incorporated in
                              Scotland under the Companies Acts with registered number SC105568 and having its Registered Office at 5, Albyn Place, Edinburgh, EH2 4NJ ("the Vendor")

                                                     and

                              SIMCLAR INTERNATIONAL LIMITED, incorporated under the Companies Acts with registered number SC59937 and having its Registered Office at 5, Albyn Place, Edinburgh, EH2 4NJ ("the Purchaser")

                                                --------------

WHEREAS

(A) The Vendor has for some time carried on business as Manufacturer of Electronic Components ("the Business").

(B) The Purchaser and the Vendor are subsidiary companies of Simclar International Holdings Limited incorporated under the Companies Acts and having its Registered Office at 5, Albyn Place, Edinburgh.

(C) The Purchaser has agreed with the Vendor with effect from commencement of business on 28th February 2002 ("the Transfer Date") to purchase the trade and certain assets of the Business and to assume some of the liabilities and obligations ("the Liabilities") of the Vendor in connection with the Business.

NOW THEREFORE the parties HAVE AGREED and DO HEREBY AGREE as follows:-

1.       Definitions and Interpretation

         1.1 In this Agreement the following words shall have the meanings set against them unless the context otherwise admits or requires:-

              "Assets"      all of the undertaking and assets of the Vendor
                             relating to or used in the Business referred to in Clause 2 (and for the avoidance of doubt, excluding the land and buildings owned by the Vendor)

              "Liabilities"  those debts comprising Trade payables, sums due to
                             Techdyne Inc and to the Purchaser and other creditors and accruals as detailed under the heading "Transfer to Simclar" on the Schedule annexed hereto (and for the avoidance of doubt, excluding the land and buildings owned by the Vendor)

              "Contracts"    the current contracts and engagements of the
                             Vendor

         1.2 Reference to any statute or statutory provision includes a reference to:

              1.2.1 that statute or statutory provision as from time to time amended, extended or re-enacted or consolidated; and

              1.2.2    all statutory instruments or orders made pursuant to it.

         1.3 Words denoting the singular number only shall include the plural and vice versa. Words denoting any gender include all genders and words denoting persons shall include firms and corporations and vice versa.

         1.4 Unless the context otherwise requires, reference to any clause, sub-clause or schedule is to a clause, sub-clause or schedule (as the case may be) of or to this Agreement.

         1.5 The headings in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

2.       Sale and Purchase

         The Vendor agrees to sell and the Purchaser agrees to purchase with effect from the Transfer Date the Assets including without limitation:-

         2.1.1    the manufacturing equipment;

         2.1.2    the office equipment;

         2.1.3    the production tools;

         2.1.4    the computer equipment;

         2.1.5    the computer software;

         2.1.6    all cash in hand and at the Bank;

         2.1.7 all trade and other receivables due to the Vendor at the Transfer Date;

         2.1.8 all rights and claims of the Vendor against third parties with respect to the Business so far as the Vendor can assign the same;

         2.1.9 all intellectual property rights owned or used by the Vendor in relation to the Business;

         2.1.10   the benefit subject to the burden of the Contracts;

3.       Consideration

         3.1 The purchase price for the Assets ("the Consideration") shall be:-

                  3.1.1 the sum equal to the aggregate value of the Assets less the aggregate value of the Liabilities determined in each case by reference to the Accounts of the Vendor as at the Transfer Date adjusted as shown on the Schedule annexed entitled "Techdyne Europe Limited, Adjusted Balance Sheet" dated 20th March 2002; and

                  3.1.2 the assumption by the Purchaser of the Liabilities in accordance with this Agreement.

         3.2 The amount of the Consideration determined in accordance with Clause 3.1.1 shall be satisfied in cash at such time as the Purchaser may decide and in the meantime shall remain owing as a debt payable on demand and without interest.

4.       Completion

         4.1 Completion of the sale shall take place immediately following execution of this Agreement when the Vendor shall deliver to the Purchaser all of the physical Assets agreed to be sold;

         4.2 Risk and property in and title to the Assets shall pass to the Purchaser on the Transfer Date;

         4.3 The Vendor shall as soon as practicable after the Transfer Date deliver to the Purchaser all transfers, assignments and novations (if necessary) of the Assets together with the relevant documents of title to give effect to this Agreement.

5.       Liabilities

         The Purchaser agrees to purchase the Assets subject to and to assume and discharge those liabilities owing by the Vendor in respect of the Business subsisting at the Transfer Date and the Purchaser agrees to indemnify the Vendor against all claims, demands, actions or other proceedings in respect of such debts or liabilities.

6.       Further Assurance and Contracts

         6.1 The Vendor agrees and declares that it will after and notwithstanding completion of the sale and purchase under this Agreement execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Purchaser to vest in the Purchaser as it may direct the Assets.

         6.2 Subject always to Clause 7.3 below, the Purchaser shall after the Transfer Date carry out and complete for its own account the Contracts to the extent that the same have not been performed prior to the Transfer Date.

         6.3 In so far as the benefits of the Contracts cannot effectively be transferred by the Vendor to the Purchaser except by way of novation or consent to the assignation from the person, firm or company concerned:-

                  6.3.1 the Vendor and the Purchaser shall (if the Purchaser so requires and at the expense of the Purchaser) co-operate to do everything they reasonably can to procure that the Contracts be novated or assigned as aforesaid as soon as reasonably practicable;

                  6.3.2 in the case of any assignation as aforesaid the Purchaser shall undertake to indemnify the Vendor against all costs, claims, liability and expenses arising by reason of or in connection with the non-performance or the defective or negligent performance by the Purchaser of the Contracts following such assignation;

                  6.3.3 unless and until any such Contracts shall be novated or assigned as aforesaid the Vendor shall hold the benefit of the said Contracts in trust for the Purchaser and shall account to the Purchaser accordingly in respect of any sums or other benefits received by the Vendor in respect thereof and otherwise act to the direction of the Purchaser and its agents in all matters relating thereto, subject to the Purchaser indemnifying the Vendor against any action, claim, demand, proceedings, damage, expense, charge, liability, cost or loss which the Vendor may have made or brought against it or suffer or incur as a consequence.

7.       V.A.T.

         7.1 The parties shall use all reasonable endeavours to procure that the sale of the Assets is deemed to be a transfer of a business as a going concern for the purposes of the Value Added Tax Act 1994 Section 49 and the Value Added Tax (Special Provisions) Order 1995 Article 5.

         7.2 The Vendor shall forthwith deliver to the Purchaser copies of all records of business for VAT purposes which are required by the Act to be preserved by the Purchaser.

         7.3 The Purchaser shall for a period of not less than six years from the Transfer Date preserve the records delivered to it by the Vendor and upon reasonable notice during business hours make them available to the Vendor or its agents.

8.       Costs

         The costs of the Vendor and the Purchaser of and incidental to this Agreement shall be borne by the Purchaser.

9.       Governing Law

         The Agreement shall be construed in accordance with and governed by Scots Law: IN WITNESS WHEREOF

         SIMCLAIR INTERNATIONAL LIMITED              TECHDYNE (EUROPE) LIMITED

         /s/ Samuel Russell                          /s/ J. Ian Durie
         -----------------------------------         ---------------------------
         By: Samuel Russell                          By: J. Ian Durie

TECHDYNE EUROPE LIMITED
ADJUSTED BALANCE SHEET


                                            Per accounts             Transfer to          Adjusted
                                            at 28/2/02                 Simclar            net assets
                                              (pound)                  (pound)             (pound)

Manufacturing equipment                        117,715                  117,715
Office equipment                                 4,005                    4,005
Land & buildings                               450,393                        0             450,393
Production tools                                33,592                   33,592
Computer equipment                               5,267                    5,267
Computer software                               21,532                   21,532
                                          ----------------
                                               632,504
                                          ----------------

Finished goods                                  49,156                   49,156
Trade receivables                              246,456                  246,456
Other receivables & prepayments                  1,015                    1,015
Due from Simclar International                       0                        0             182,111
VAT recoverable                                  8,716
Cash at bank                                   174,052                  348,819
                                          ----------------
                                               479,395
                                          ----------------


Trade payables                                  -1,494                   -1,494
Due to Techdyne, Inc                          -305,898                 -206,863             -99,035
Due to Simclar International                  -265,011                 -265,011
PAYE & NIC                                      -1,611                   -1,611
Other creditors & accruals                      -4,416                   -4,416
                                          ----------------
                                              -578,430
                                          ----------------
Net current assets                             -99,035
                                          ----------------
Bank loan                                     -266,406                                     -266,406
                                          ----------------         ----------------     ----------------
Net assets                                     267,063                1,256,185             267,063
                                          ================         ================     ================


20-Mar-02